Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-216567 and 333-228203) and Form S-8 (Nos. 333-207694, 333-209992, 333-215795, 333-223491, 333-229916 and 333-236711) of CytomX Therapeutics, Inc. of our report dated February 24, 2021, with respect to the financial statements of CytomX Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California

February 24, 2021